Exhibit 23.2


[LOGO]            HIPOLITO TORRES RIVERA & CO. CPA'S, P.S.C.
                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated October 14, 1999 in the Registration Statement on Form S-8 relating to the financial statements for the years ended December 31, 1997 and 1998, which appears in the Annual Report of the GMG Retirement and Savings Plan (formerly GM Group, Inc. CODA Profit Sharing Plan) on the Form 11-K for the year ended December 31, 1998.


                                  /s/ HIPOLITO TORRES RIVERA & CO. CPA'S, P.S.C.

San Juan, Puerto Rico
January 14, 2000